Exhibit 10.48

NEITHER THIS SECURITY NOR THE SECURITY INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

CONVERTIBLE PROMISSORY NOTE

$50,000	June 27, 2008

FOR VALUE RECEIVED, Dr. Tattoff, Inc., a Florida corporation, located at 8500 Wilshire Boulevard, Suite 105, Beverly Hills CA 90211 (the “Borrower”) hereby promises to pay to the order of Jeffrey J. Merkel (the “Holder”), the principal sum of Fifty Thousand Dollars ($50,000), upon the following terms:

 1. Interest Rate. Interest shall accrue on the unpaid principal balance of this Note from the date of issuance until paid or converted in full at the rate of twelve percent (12%) per annum, calculated on a 365/366 day year, as applicable.

2. Payment Terms. The Borrower agrees to pay the unpaid principal balance of this Note and all accrued and unpaid interest on the date that is the earlier of (i) 180 days from the date of issuance, or (ii) five (5) business days from the date of closing by Borrower of equity financing in the aggregate of not less than $5.0 million (the “Maturity Date”), unless previously converted in accordance with Section 4 hereof. Borrower may prepay all or any part of interest or principal at any time without penalty.

3. Manner and Place of Payment; Holidays. All payments on this Note shall be made in coin or currency which, at the time or times of payment, constitute legal tender for public or private debts in the United States of America. All payments on this Note shall be made to Holder at the address stated above, or at such other address as Holder shall designate in writing. If the prescribed date of payment of any of the principal or interest hereon is a Saturday, Sunday or legal holiday, such payment shall be due on the next succeeding business day.

4. Conversion Rights.

(i) Conversion. The Holder, at its option, so long as any portion of this Note remains outstanding, may elect to convert any outstanding and unpaid principal portion of this Note, and any accrued and unpaid interest (the date of giving of such notice of conversion being a “Conversion Date”) into shares (“Shares”) of the Borrower’s common stock, par value $.0001 per share (“Common Stock”), at the conversion price as defined in Section 4(ii) hereof (the “Conversion Price”), determined as provided herein. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) a certificate evidencing the Shares issuable for the portion of the Note converted in accordance with the foregoing. The Shares issuable upon conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price. On the Conversion Date any and all obligations of the Borrower with respect to the portion of the Note so converted shall be deemed satisfied, and the Borrower will have no further obligation under the Note with respect to such converted portion in any way other than to issue the Shares.

(ii) Conversion Price. Subject to adjustment as provided in Section 4(iii) hereof, the Conversion Price per Share shall be the lesser of (1) $1.00 or (2) eighty percent (80%) of the initial purchase price of the Common Stock in the public offering of the Borrower’s securities (“Public Offering”). In the event any portion of this Note is converted prior to the commencement of the Public Offering, the Conversion Price shall be $1.00 per share. Fractional Shares will not be issued and will instead be rounded up to the nearest whole Share.

(iii)  Adjustment. The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 4(i), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.

B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Shares into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Shares issuable immediately prior to such reclassification or other change.

C. Splits, Combinations and Dividends. If the Shares are subdivided or combined into a greater or smaller number of Shares, or if a dividend is paid on the Shares in the form of additional Shares, the Conversion Price shall be proportionately reduced in case of subdivision of Shares or Share dividend or proportionately increased in the case of combination of Shares, in each such case by the ratio which the total number of Shares outstanding immediately after such event bears to the total number of Shares outstanding immediately prior to such event.

(iv) Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 4(i) hereof. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been converted or paid.

5. Additional Shares. Upon execution of this Note by Borrower, Holder shall receive one (1) share of Common Stock for each share of Common Stock issuable upon conversion of the principal amount of this Note (“Additional Shares”), as if this Note had been converted on the date of execution of the Note.

6. Events of Default and Acceleration. Time is of the essence of this Note. The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) Borrower’s failure to pay timely any amount due hereunder, and such failure continues for ten (10) business days; (ii) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against Borrower, Borrower shall by any action or answer approve of, consent to or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding or such proceedings shall not be dismissed within ninety (90) calendar days thereafter; (iii) any material breach by Borrower, that remains uncured for greater than 5 days after receipt of written notice of same, of any of the terms of this Note (other than payment obligations); (iv) dissolution of the Borrower; or (v) cessation or liquidation of the Borrower’s business or suspension of the Borrower’s business for more than forty-five consecutive days. If any such Event of Default occurs, Holder may, then or at any time thereafter, and at its option, accelerate maturity and cause the entire unpaid principal balance of this Note, together with interest accrued hereon, to become immediately due and payable. If Holder waives Holder’s right to accelerate maturity as a result of an Event of Default hereunder, either one or more times or repeatedly, nevertheless Holder shall not be deemed to have waived the right to require strict compliance with the terms of this Note thereafter.

7. Interest After Event of Default, Acceleration or Maturity. Upon an occurrence of an Event of Default hereunder, the entire unpaid balance of said principal sum and interest then accrued shall bear interest, while such Event of Default continues both before and after judgment, at ten percent (10%) per year on the unpaid balance until paid, calculated on a 365/366 day year, as applicable.

8. Application of Payments. All sums paid hereon shall be applied first to the payment of accrued interest due on the unpaid principal balance and the remainder to the reduction of unpaid principal.

9. Attorney's Fees and Expenses. In the event that Holder or other holder of this Note brings suit hereon, or employs an attorney or incurs expenses to compel payment of this Note or any portion of the indebtedness evidenced hereby, or to cure any Event of Default under this Note, whether through suit, probate, insolvency, reorganization, bankruptcy or any other legal or informal proceeding, the Borrower and all endorsers, guarantors and sureties agree additionally to pay all reasonable attorney's fees, court costs and other reasonable expenses thereby incurred by Holder or other holder of this Note.

10. Amendment and Waivers. Any term or provision of this Note may be amended, and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) by a writing signed by Borrower with the consent of Holder, and such waiver or amendment, as the case may be, shall be binding upon Borrower and Holder. The waiver by Holder of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

11. Entire Agreement; Assignment. This Note represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither Borrower nor the Holder have relied on any representations not contained or referred to in this Note and the documents delivered herewith. This Note may be assigned by Holder at any time upon notice to and with prior written consent of Borrower. This Note may not be assigned by Borrower without the prior written consent of Holder. This Note will be binding in all respects upon Borrower and inure to the benefit of Holder and its permitted successors and assigns.

12. Definitions. The terms “Borrower” and “Holder” and other nouns and pronouns include the singular and/or the plural, as appropriate. The terms “Borrower” and “Holder” also include their respective heirs, personal representatives, permitted successors and assigns. The term “Holder” includes subsequent permitted holders of this Note.

13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the civil or state courts of Florida or in the federal courts located in Broward County, Florida. The parties and the individuals executing this Note and other agreements referred to herein or delivered in connection herewith on behalf of Borrower agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

14. Notice. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

15. Specific Enforcement, Consent to Jurisdiction. It is agreed that the parties shall not be entitled to injunctive relief to prevent or cure breaches of the provisions of this Agreement or the transactions contemplated thereby. Subject to Section 9(d) hereof, each of the Company, Subscriber and any signatory hereto in his or her personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

16. Severability. If any part of this Note is adjudged illegal, invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Note that can be given effect without such provision.

17. Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have all the rights of a shareholder of the Borrower with respect to the Shares to be received by Holder after delivery by the Holder of a Conversion Notice to the Borrower.

IN WITNESS WHEREOF, Borrower has executed this Note effective as of the date first set forth above.

BORROWER:

By:	/s/ John P. Keefe
Name:	John P. Keefe
Its:	Chief Executive Officer

NOTICE OF CONVERSION

(To be executed and delivered by the Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by Dr. Tattoff, Inc. (the “Borrower”) on ______________, 20___ into Shares of the Borrower according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares To Be Issued:

Signature:

Print Name:

Address: